                                                  Filed under Rule 424 (b) (3)
                                                            File No. 333-01623


SUPPLEMENT NO. 42 TO PROSPECTUS DATED MARCH 15, 1996

(AS SUPPLEMENTED MARCH 15, 1996)


                                PACCAR FINANCIAL CORP.

                             MEDIUM-TERM NOTES, SERIES H

                   DUE FROM 9 MONTHS TO 10 YEARS FROM DATE OF ISSUE

           INTEREST PAYABLE EACH MARCH 15 AND SEPTEMBER 15 AND AT MATURITY

                                                             INTEREST RATE
RANGE OF MATURITIES                                              PER ANNUM
-------------------                                              ---------
More than 32 months to 36 months..............                      5.840%

More than 39 months to 43 months..............                      5.910%


Dated:  August 13, 1998

Form of Note (check one):     Book Entry    [X]

                              Certificated  [ ]


In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.